TWFG, INC. Clawback Policy Originally Adopted by the Board of Directors: Effective as of July 17, 2024 Amended by the Compensation Committee: November 7, 2025 Section 1. Purpose This Clawback Policy, as may be amended from time to time (this “Policy”), has been adopted by the Board of Directors (the “Board”) of TWFG, Inc. (the “Company”) effective as of July 17, 2024 (the “Effective Date”). This Policy is designed to comply with Section 10D of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and with Nasdaq Listing Rule 5608 and provides for the recoupment of certain Incentive Compensation (as defined below). Section 2. Administration This Policy shall be administered by the Board or, if so designated by the Board, the Compensation Committee of the Board (the “Committee”), in which case references herein to the Board shall be deemed references to the Committee. Subject to the provisions of this Policy, the Board shall make such determinations and interpretations and take such actions in connection with this Policy as it deems necessary or advisable. All determinations and interpretations made by the Board shall be final, binding and conclusive. Section 3. Definitions i. “Accounting Restatement” means a restatement of the Company’s financial statements due to material noncompliance of the Company with any financial reporting requirement under applicable securities laws, including: (A) a restatement to correct a material error in a previously issued financial statement; or (B) a restatement to correct an immaterial error from a previously issued financial statement would result in a material misstatement in the current-period financial statement. ii. “Anticipated at the Time of Award” means the financial expectations and projections formally considered by the Board or Committee when approving short-term or long-term incentive compensation. iii. “Covered Employee” means any current and former Officers, and such other senior executives who may from time to time be deemed subject to the Policy by the Board or Committee. iv. “Excess Incentive Compensation” means the amount of Incentive Compensation received by the Covered Employee that exceeds the amount of Incentive Compensation that would have otherwise been received by the Covered Employee had it been determined based on the results of the Accounting Restatement, computed without regard to any taxes paid. v. “Financial Reporting Measures” are measures that are determined and presented in accordance with the accounting principles used in preparing the Company’s financial statements, whether presented in or outside of the Company’s financial statements, any measure derived wholly or in part from such measures (including non-GAAP measures and other measures, metrics, and ratios that are non-GAAP measures). Stock price and total shareholder return are also financial reporting measures. vi. “Incentive Compensation” means any compensation including, but not limited to: (i) annual bonuses and other short-term and long-term cash incentives; (ii) stock options; (iii) stock appreciation rights; (iv) restricted stock; (v) restricted stock units; (vi) performance shares; and (vii) performance units, in each case, that is granted, earned, or vested based wholly or in part on the attainment of any of the Financial Reporting Measures. vii. “Materially Lower” means a variance between projected and actual year-end financial results that exceeds a threshold determined by the Board, which may include percentage deviations or dollar-value shortfalls deemed significant enough to warrant clawback consideration. viii. “Misconduct” means intentional acts or omissions by an Officer that constitute fraud, gross negligence, or willful misconduct, and that result in material harm to the Company’s financial condition, reputation, or operations. ix. “Officer” means all officers of the Company, including but not limited to “executive officers” as defined by Nasdaq Listing Rule 5608(d), officers designated by the Board, and any “officer” as defined in the Company’s bylaws. x. “Operational Failure” means a failure by an Officer to exercise appropriate oversight, diligence, or judgment in the performance of their duties, which results in material operational deficiencies, including but not limited to violations of Company policy, regulatory breaches, or significant lapses in risk management. xi. “Projected Year-End Financial Results” means the Company’s internal forecast of financial performance for the fiscal year, including revenue, earnings, and other key financial metrics, as documented and approved by the Board at the time Incentive Compensation is awarded. xii. “Recovery Period” means the three (3) completed fiscal years immediately preceding the Required Accounting Restatement Date. In addition, the Recovery Period shall include any transition period (that results from a change in the Company’s fiscal year) within or immediately following the aforementioned three (3) completed fiscal years; provided, however, that a transition period between the last day of the Company’s previous fiscal year end and the first of its new fiscal year that comprises a period of nine (9) to twelve (12) months would be deemed a completed fiscal year.

xiii. “Reputational Damage” means any action or decision by an Officer, whether or not involving financial harm, that results in a significant adverse impact on the Company’s public image, brand, or stakeholder trust, as determined by the Board in its sole discretion. xiv. “Required Accounting Restatement Date” means the earlier to occur of: (i) the date the Board or a committee of the Board (or the Officers of the Company authorized to take such action if the Board is not required) concludes, or reasonably should have concluded, that the Company is required to prepare an Accounting Restatement or (ii) the date a court or regulator, or other legally authorized body directs to the Company to prepare an Accounting Restatement. Section 4. Persons Subject to this Policy This Policy shall apply to all Incentive Compensation received by a Covered Employee: (i) after beginning service as an Officer; (ii) who served as an Officer during the Recovery Period; and (iii) while the Company has a class of securities listed on a national securities exchange or a national securities association. Notwithstanding the foregoing, the Board may choose to apply this Policy, in its discretion, to Incentive Compensation received by a Covered Employee during the Recovery Period even if such Covered Employee did not serve as an Officer during all or part of the Recovery Period. In addition, this Policy may apply to any Covered Employe whose conduct, actions, or omissions fall within the circumstances described in Section 5 or Section 6 below, regardless of whether an Accounting Restatement is required. The Board or Committee shall have discretion to determine whether recovery is warranted and may apply this Policy to Incentive Compensation received during the relevant period, even if the Covered Employee did not serve as an Officer during all or part of that time. Section 5. Scope of Recovery In addition to Accounting Restatements, the Company may recover Incentive Compensation from a Covered Employee for Misconduct, Reputational Damage, or Operational Failures. The Board shall have the discretion to determine whether any of the above circumstances warrant recovery of Incentive Compensation. The Board may consider the nature of the Covered Employee’s conduct, the severity of the harm caused, and the impact on the Company and its stockholders when making its determination. Section 6. Additional Triggers for Recovery In addition to the triggers for recovery mandated by law, the Company reserves the right to recover Incentive Compensation when: (i) there is evidence of material non-compliance with legal or regulatory requirements; (ii) the Covered Employee’s conduct results in material harm to the Company’s reputation or brand that negatively affects stockholder value; (iii) the Covered Employee’s decisions or actions demonstrate a failure to uphold fiduciary duties or adhere to Company policies, including violations of ethical standards or codes of conduct; or (iv) if, after the award of Incentive Compensation, the Company’s Projected Year-End Financial Results are

Materially Lower than those Anticipated at the Time of the Award, regardless of whether the discrepancy is due to changes in market conditions, operational performance, or other factors. Section 7. Erroneously Awarded Incentive Compensation and Amount Subject to Recovery. In the event the Company is required to prepare an Accounting Restatement, or if recovery is otherwise warranted pursuant to Section 5 or Section 6 above, the amount to be recovered from the Covered Employee shall be the Excess Incentive Compensation received by the Covered Employee during the Recovery Period or other Incentive Compensation determined by the Board to be subject to recovery. . Notwithstanding the foregoing, if the Board cannot determine the amount of Excess Incentive Compensation received by the Covered Employee directly from the information in the Accounting Restatement, the Board will make a determination as to the amount of Excess Incentive Compensation based on a reasonable estimate of the effect of the Accounting Restatement. The Board will maintain documentation of that reasonable estimate and provide such documentation to Nasdaq. Section 8. Method of Recoupment The Board shall determine, in its sole discretion, the method of recovering or cancelling, as the case may be, any Incentive Compensation, which may include, without limitation, any one or more of the following: i. requiring reimbursement of cash compensation previously paid; ii. seeking the recovery of any gain realized on the vesting, exercise, settlement, sale, transfer, or other disposition of any equity or equity-based awards; iii. offsetting the recoverable amount from any compensation otherwise owed by the Company to the Covered Employee; iv. seeking forfeiture of deferred compensation, subject to compliance with Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder; v. cancelling outstanding vested or unvested equity awards; and/or vi. taking any other remedial recovery action permitted by law, as determined by the Board. Section 9. Retroactive Application In the event of Misconduct, Reputational Damage, or Operational Failure as discussed in Section 5 above, the Company reserves the right to apply this Policy retroactively to Incentive Compensation awarded, earned, or vested during the period in which the Misconduct, Reputational Damage, or Operational Failure occurred, regardless of when it was discovered. Section 10. Impracticability

The Board shall recover any Incentive Compensation in accordance with this Policy unless the Board concludes such recovery would be impracticable, as determined by the Committee pursuant to and in accordance with Rule 10D-1 of the Exchange Act and Nasdaq Listing Rule 5608(b)(1)(iv). Section 11. Indemnification The Company shall not indemnify any Covered Employee, directly or indirectly, for any losses that such Covered Employee may incur in connection with the recovery of any compensation set forth in this Policy. Section 12. Other Recoupment Rights Any applicable employment agreement, award agreement or other document setting forth the terms and conditions of any compensation covered by this Policy shall be deemed to include the restrictions imposed herein and incorporate this Policy by reference and, in the event of any inconsistency, the terms of this Policy will govern. To the extent that any applicable law or stock market or exchange rules or regulations permit or require recovery of compensation in circumstances in addition to those specified herein, nothing in this Policy will be deemed to limit or restrict the right or obligation of the Company to recover such compensation to the fullest extent permitted or required by such law, rules or regulations. The Board shall provide notice and seek written acknowledgement of this Policy from each Covered Employee as soon as practicable after the later of (i) the Effective Date and (ii) the date on which the employee is designated as a Covered Employee; provided, however, that failure to obtain such acknowledgement shall have no impact on the enforceability of this Policy. Section 13. Interpretation; Amendment; Termination The Board may amend this Policy from time to time in its discretion and shall amend this Policy as it deems necessary to comply with the regulations adopted by the Securities and Exchange Commission under Section 10D of the Exchange Act and with Nasdaq Listing Rule 5608, or any successor regulations or rules. The Board may terminate this Policy at any time. Section 14. Enforceability If any provision of this Policy is determined to be unenforceable or invalid under any applicable law, such provision will be applied to the maximum extent permitted by applicable law and shall automatically be deemed amended in a manner consistent with its objectives to the extent necessary to conform to any limitations required under applicable law. Section 15. Successors This Policy shall be binding and enforceable against all Covered Employees and their beneficiaries, heirs, executors, administrators or other legal representatives. Section 16. Effective Date

This Policy shall apply to all Incentive Compensation that is received by a Covered Employee on or after the Effective Date. Incentive Compensation will be deemed “received” in the Company’s fiscal period during which the Financial Reporting Measure specified in the Incentive Compensation award is attained, regardless of whether payment is subject to other conditions, and even if the payment or grant of the Incentive Compensation occurs after the end of that period.

EXHIBIT A Clawback Policy Acknowledgment (to be signed by each Covered Employee) I, the undersigned, agree and acknowledge that I am fully bound by, and subject to, all of the terms and conditions of the TWFG, Inc. Compensation Clawback Policy (as may be amended, restated, supplemented or otherwise modified from time to time, the “Policy”). In the event of any inconsistency between the Policy and the terms of any employment agreement to which I am a party, or the terms of any compensation plan, program or agreement under which any compensation has been granted, awarded, earned or paid, the terms of the Policy shall govern. In the event it is determined by the Compensation Committee that any amounts granted, awarded, earned or paid to me must be forfeited or reimbursed to the Company, I will promptly take any action necessary to effectuate such forfeiture and/or reimbursement. Any capitalized terms used in this Acknowledgment without definition shall have the meaning set forth in the Policy. Signature: ________________________________ Name (printed):____________________________ Date:_____________________________________